                                                                   Exhibit 3.13
                                          to Registration Statement on Form S-4

                          CERTIFICATE OF INCORPORATION
                                       OF
                                RBX-POLYMER INC.

       The undersigned incorporator, for the purpose of incorporating or organizing a corporation under the General Corporation Law of the State of Delaware, certifies:

       FIRST:    The name of the corporation is RBX-Polymer, Inc.

       SECOND:   The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       FOURTH:   The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, and the par value of each such share is One Dollar ($1.00).

       FIFTH:    The name and mailing address of the incorporator is Rory A.
Babich, Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019- 6064.

       SIXTH:    Elections of directors need not be by ballot unless the
By-Laws of the Corporation shall so provide.

       SEVENTH: The Board of Directors of the Corporation may make By-Laws and from time to time may alter, amend or repeal By-Laws.

       EIGHT:    To the fullest extent permitted by the Delaware General
Corporation as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

       IN WITNESS WHEREOF, I have signed this Certificate this 24th Day of September 1990.

                              /s/ Rory A. Babich
                          -----------------------------
                              Rory A. Babich

                           AMENDMENT OF CERTIFICATE OF
                         INCORPORATION AFTER RECEIPT OF
                                PAYMENT FOR STOCK
                                       OF
                                RBX-POLYMER INC.


       It is hereby certified that:

       1.        The name of the corporation (the "Corporation") is RBX-Polymer
Inc.

       2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

       FIRST:    The name of the Corporation is Rubatex Polymer, Inc.

       3. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Attest:

                                            /s/ Allan W.  Wilkinson
                                         -----------------------------
                                         Name:  Alan W. Wilkinson
                                         Title: Vice President

     /s/ Christine J.  Smith
--------------------------------
Name:  Christine J. Smith
Title: Secretary



Dated:  December 14, 1990

                           AMENDMENT OF CERTIFICATE OF
                                  INCORPORATION
                                       OF
                              RUBATEX POLYMER, INC.


       IT IS HEREBY CERTIFIED THAT:

       1.        The name of the corporation (the "Corporation") is Rubatex
Polymer, Inc.

       2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

       FIRST:    The name of the Corporation is Universal Polymer & Rubber Inc.

       3. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Attest:

                                                 /s/    Harry L. Schickling
                                            -------------------------------
                                            Name:  Harry L. Schickling
                                            Title:   Secretary

     /s/  Thomas F. Lemker
-------------------------------
Name:  Thomas F. Lemker
Title:   CFO & Treasurer

                       CERTIFICATE OF CHANGE OF REGISTERED

                           OFFICE AND REGISTERED AGENT

                                       OF

                         UNIVERSAL POLYMER & RUBBER INC.


              -------------------------------------------------

       The Board of Directors of:

                         UNIVERSAL POLYMER & RUBBER INC.

a Corporation of the State of Delaware, on this 1st day of October, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

       The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

CORPORATION SERVICE COMPANY.

                         UNIVERSAL POLYMER & RUBBER INC.

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

       IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Harry L. Schickling, this 1st day of October A.D. 1997.




                                   /s/   Harry L. Schickling
                                 -------------------------------
                                       VP & Secretary
                                       Authorized Officer